Signet Student Loan Trust 1996-A
Statement to Noteholders and Certificateholders
Interest Payment Date:                         8/26/97
Reporting Period:                              7/1/97-7/31/97

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I.          Deal Parameters

            -----------------------------------------------------------------------------------------------------------------
       A    Student Loan Portfolio Characteristics                                  11/1/96                7/31/97
            -----------------------------------------------------------------------------------------------------------------
            -----------------------------------------------------------------------------------------------------------------
            I     Principal Balance                                                    399,468,977.20          366,313,806.05
            ii    Interest to be Capitalized                                             5,121,821.58            3,231,237.00
                                                                              -----------------------------------------------
            iii   Pool Balance                                                         404,590,798.78          369,545,043.05

       B    I     Weighted Average Coupon (WAC)                                                8.3280%                 8.3945%
            ii    Weighted Average Remaining Term                                              130.43                  128.63
            iii   Number of Loans                                                             103,208                  97,671
            iv    Number of Borrowers                                                          50,613                  48,155
            -----------------------------------------------------------------------------------------------------------------



            --------------------------------------------------------------------------------------------------------------------
       C    Notes and Certificates                  Spread         Balance           % of Pool        Balance          % of Pool
                                                                  12/27/96                            8/26/97
            --------------------------------------------------------------------------------------------------------------------
            I     Class A-1 Notes    82668P AA3      0.09%     $252,000,000.00         58.819%   $  209,437,307.37       54.276%
            ii    Class A-2 Notes    82668P AB1      0.15%     $161,439,000.00         37.681%   $  161,439,000.00       41.837%
            iii   Certificates       82668P AC9      0.45%     $ 14,996,000.00          3.500%   $   14,996,000.00        3.886%
            ====================================================================================================================
            iv    Total Notes and Certificates                 $428,435,000.00        100.000%   $  385,872,307.37      100.000%
            ====================================================================================================================

       D    Reserve Account                                                              12/27/96                      8/26/97
            I     Reserve Account Initial Deposit ($)                                $   6,317,145.00
            ii    Specified Reserve Account Balance ($)                              $   6,317,145.00              $  5,666,715.19
            iii   Current Reserve Account Balance($)                                 $   6,317,145.00              $  5,751,733.01

       E    Pre-Funding Account                                                          12/27/96                      8/26/97
            I     Pre-Funding Account Initial Deposit ($)                            $  16,552,201.22
            ii    Current Pre-Funding Account Balance ($)                            $  16,552,201.22              $  7,674,217.12

            --------------------------------------------------------------------------------------------------------------------

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II.               Transactions from:                 7/1/97   through         7/31/97

       A    Student Loan Principal Activity
            I     Regular Principal Collections                                         $4,631,433.46
            ii    Principal Collections from Guarantor                                    $931,282.78
            iii   Principal Reimbursements from Seller and/or Servicer                          $0.00
            iv    New Serial Loan Purchases (1)                                                 $0.00
            v     Liquidation Proceeds (principal)                                              $0.00
            vi    Recoveries                                                                    $0.00
            vii   Other System Adjustments                                                      $0.00
                                                                                ---------------------
            viii  Total Principal Collections                                           $5,562,716.24


       B    Student Loan Non-Cash Principal Activity
            I     Capitalized Interest                                                   ($520,673.00)
            ii    Realized Losses                                                               $0.00
            iii   Other Adjustments                                                        ($8,573.16)
                                                                                ---------------------
            iv    Total Non-Cash Principal Activity                                      ($529,246.16)


            -----------------------------------------------------------------------------------------
       C    Total Student Loan Principal Activity                                       $5,033,470.08
            -----------------------------------------------------------------------------------------


       D    Student Loan Interest Activity
            I     Regular Interest Collections                                          $1,664,886.80
            ii    Interest Claims Received from Guarantors                                 $55,194.88
            iii   Interest Reimbursements from Seller and/or Servicer                           $0.00
            iv    Liquidation Proceeds (interest)                                               $0.00
            v     Other Systems Adjustments                                                     $0.00
            vi    Special Allowance Payments                                                    $0.00
            vii   Subsidy Payments                                                              $0.00
                                                                                ---------------------
            viii  Total Interest Collections                                            $1,720,081.68


       E    Student Loan Non-Cash Interest Activity
            I     Interest Accrual Adjustment                                                 $830.86
            ii    Capitalized Interest                                                    $520,673.00
                                                                                ---------------------
            iii   Total Non-Cash Interest Adjustments                                     $521,503.86


            -----------------------------------------------------------------------------------------
       F    Total Student Loan Interest Activity                                        $2,241,585.54
            -----------------------------------------------------------------------------------------

       (1) No new Serial Loans were purchased during the current Monthly Collection Period.


---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
III.        Collection Account Activity

       A    Principal Collections
            I     Principal Payments Received--Cash                                                             $5,562,716.24
            ii    Cash Forwarded by Administrator on behalf of Seller and/or Servicer                                   $0.00
                                                                                                     ------------------------
            iii   Total Principal Collections                                                                   $5,562,716.24

       B    Interest Collections
            I     Interest Payments Received--Cash                                                              $1,720,081.68
            ii    Cash Forwarded by Administrator on behalf of Seller and/or Servicer                                   $0.00
            iv    Cash Forwarded by Eligible Lender for Special Allowance and
                     Subsidy Payments                                                                                   $0.00
                                                                                                     ------------------------
            v     Total Interest Collections                                                                    $1,720,081.68

       C    Capitalized Interest Amount                                                                           $520,673.00

       D    Investment Earnings                                                                                   $149,642.78

       E    TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT                                                       $7,953,113.70

       F    Servicing Fees Due for Current Monthly Collection Period                                              $390,155.34

       G    Unpaid Servicing Fees due from Prior Monthly Collection Periods                                             $0.00

       H    Administration Fees Due for Current Monthly Collection Period                                          $12,484.97

       I    Unpaid Administration Fees Due from Prior Monthly Collection Periods                                        $0.00

            -----------------------------------------------------------------------------------------------------------------
       J    Total Fees Due for Period                                                                             $402,640.31
            -----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------



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IV.        Portfolio Characteristics

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                         Weighted Average
                             Coupon          # of Loans                %                      Principal Amount
------------------------------------------------------------------------------------------------------------------------
                        7/31/97   6/30/97  7/31/97  6/30/97    7/31/97     6/30/97         7/31/97          6/30/97
------------------------------------------------------------------------------------------------------------------------
STATUS:
In School               8.0298%   8.0243%   3,039     3,085    3.1115%      3.1280%    10,168,624.69     10,404,253.62
Grace                   8.0267%   8.0072%   1,412     1,653    1.4457%      1.6761%     4,796,282.28      5,541,051.86
Repayment
   Current              8.4168%   8.3878%  62,227    64,470   63.7108%     65.3695%   232,695,706.98    242,003,963.39
   31-60 Days           8.4207%   8.4052%   5,359     3,662    5.4868%      3.7131%    19,500,267.96     13,722,792.56
   61-90 Days           8.4623%   8.3963%   1,763     1,989    1.8050%      2.0168%     6,674,029.67      7,273,265.22
   91-120 Days          8.4498%   8.4544%   1,329     1,154    1.3607%      1.1701%     5,070,946.72      4,587,960.43
   > 120 Days           8.4461%   8.3594%   1,948     2,711    1.9945%      2.7488%     7,340,359.69     10,033,924.42
                      --------------------------------------------------------------------------------------------------
   Total Repayment      8.3919%   8.3886%  74,355    75,120   76.1280%     76.1681%   277,271,989.68    281,389,831.50

Deferment               8.3698%   8.3178%  10,963    11,061   11.2244%     11.2153%    40,695,991.58     41,529,871.33
Forbearance             8.3949%   8.3589%   7,902     7,705    8.0904%      7.8125%    33,380,917.82     32,489,767.82
Claims (1)              8.3363%   8.3584%   1,729     1,134    1.7702%      1.1498%     5,990,678.76      3,767,925.48
------------------------------------------------------------------------------------------------------------------------
              Totals     8.3945%  8.3622%  97,671    98,624  100.0000%    100.0000%   366,313,806.15    371,354,776.13
------------------------------------------------------------------------------------------------------------------------

LOAN TYPE:
Consolidation           8.6754%   8.6766%   5,631     5,651    5.7653%      5.7298%    96,552,461.05     97,173,518.78
Subsidized Stafford     8.1460%   8.1442%  66,955    67,616   68.5516%     68.5594%   182,566,338.13    185,565,140.02
Unsub Stafford          8.2050%   8.2017%  13,133    13,260   13.4462%     13.4450%    43,853,845.99     44,404,187.17
SLS                     9.0061%   8.7463%   5,631     5,712    5.7653%      5.7917%    20,353,620.10     20,752,069.92
PLS                     9.0079%   8.7479%   6,321     6,385    6.4717%      6.4741%    22,987,540.78     23,459,860.24

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              Totals    8.3945%   8.3622%  97,671    98,624  100.0000%    100.0000%   366,313,806.05    371,354,776.13
------------------------------------------------------------------------------------------------------------------------

SCHOOL TYPE:
2-year                  8.3238%   8.2726%   6,743     6,820    6.9038%      6.9152%    16,573,877.63     16,916,248.71
4-year                  8.2834%   8.2424%  72,973    73,988   74.7131%     75.0203%   225,703,690.41    230,488,985.25
Consolidation           8.6754%   8.6766%   5,631     5,651    5.7653%      5.7298%    96,552,461.05     97,173,518.78
Graduate                8.2755%   8.2241%   1,358     1,367    1.3904%      1.3861%     6,441,004.10      6,519,357.81
Proprietary/Vocational  8.4004%   8.3409%   9,698     9,787    9.9293%      9.9235%    17,273,287.20     17,639,791.16
Not Identified          8.3348%   8.2975%   1,268     1,011    1.2982%      1.0251%     3,769,485.66      2,616,874.42

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               Totals   8.3945%   8.3622%  97,671    98,624  100.0000%    100.0000%   366,313,806.05    371,354,776.13
----------------------------------------------------------------------------------------------------------------------------

                                   %
----------------------------------------------
                           7/31/97     6/30/97
----------------------------------------------
STATUS:
In School                  2.7759%     2.8017%
Grace                      1.3093%     1.4921%
Repayment
   Current                63.5236%    65.1679%
   31-60 Days              5.3234%     3.6953%
   61-90 Days              1.8219%     1.9586%
   91-120 Days             1.3843%     1.2355%
   > 120 Days              2.0038%     2.7020%
                      ------------------------
   Total Repayment        75.6925%    75.7739%

Deferment                 11.1096%    11.1833%
Forbearance                9.1127%     8.7490%
Claims (1)                 1.6354%     1.0146%
----------------------------------------------
              Totals     100.0000%   100.0000%
----------------------------------------------

LOAN TYPE:
Consolidation             26.3579%    26.1673%
Subsidized Stafford       49.8388%    49.9698%
Unsub Stafford            11.9717%    11.9573%
SLS                        5.5563%     5.5882%
PLS                        6.2754%     6.3174%

----------------------------------------------
              Totals     100.0000%   100.0000%
----------------------------------------------

SCHOOL TYPE:
2-year                     4.5245%     4.5553%
4-year                    61.6148%    62.0671%
Consolidation             26.3579%    26.1673%
Graduate                   1.7583%     1.7556%
Proprietary/Vocational     4.7154%     4.7501%
Not Identified             1.0290%     0.7047%

----------------------------------------------
               Totals    100.0000%   100.0000%
----------------------------------------------
                  (1) Claims Information

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Claim Status             7/31/97      WAC    # of Loans       % of Loans        Principal Amount          % of Principal
-----------------------------------------------------------------------------------------------------------------------------------
Claims Pending (2)                 8.3363%       1729           1.7702%           5,990,678.76                    1.6354%
Aged Claims Rejected (3)           0.0000%          0           0.0000%                   0.00                    0.0000%
-----------------------------------------------------------------------------------------------------------------------------------
                        Totals     8.3363%       1729           1.7702%           5,990,678.76                    1.6354%
-----------------------------------------------------------------------------------------------------------------------------------

(2)  Claims filed and unpaid; includes claims rejected aged less than 6 months.
(3)  Claims rejected (subject to cure) aged 6 months or more;  also includes claims deemed incurable pending repurchase.

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V.          Interest Calculation

       A    Borrower Interest Accrued During Collection Period                                                   2,365,487.47
       B    Interest Subsidy Payments Accrued During Collection Period                                            $260,628.91
       C    SAP Payments Accrued During Collection Period                                                          $47,105.29
       D    Monthly Rebate Fees Accrued During Collection Period                                                  ($78,396.94)
       E    Investment Earnings                                                                                   $149,642.78
                                                                                                     ------------------------
       F    Net Expected Interest Collections                                                                   $2,744,467.51


       G    Student Loan Rate
            I     Days in Collection Period            7/1/97-7/31/97                                                      31
            ii    Net Expected Interest Collections                                                             $2,744,467.51
            iii   Servicing Fee                                                                                   $390,155.34
            iv    Administration Fee                                                                               $12,484.97
            v     Total Pool Balance at Beginning of the Collection Period                                     374,549,126.00
            vi    Student Loan Rate                                                                                   7.26084%
                                                       Interest Dist.
                                                       Factor (per $1,000)    Accrual Period
       H    Class A-1 LIBOR Based Interest Rate                                                                       5.73844%
       I    Class A-1 Rate                                  4.239306587       7/25/97-8/25/97                         5.73844%
       J    Class A-2 LIBOR Based Interest Rate                                                                       5.79844%
       K    Class A-2 Rate                                  5.154168881       7/25/97-8/25/97                         5.79844%
       L    Certificate LIBOR Based Interest Rate                                                                     6.09844%
       M    Certificate Rate                                5.420835556       7/25/97-8/25/97                         6.09844%

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VI.         Inputs From Previous Servicing Reports                                  7/25/97


       A    Total Student Loan Pool Outstanding
            I     Current Principal Balance                                            371,347,276.13
            ii    Interest to be Capitalized                                             3,201,849.87
                                                                                ---------------------
            iii   Total Student Loan Pool Outstanding                                  374,549,126.00

       B    Total Note and Certificate Factor                                               0.9006554

       C    Total Note and Certificate Balance                                        $385,872,307.37



            -----------------------------------------------------------------------------------------------------------------
       D    Balance                     7/25/97                     Class A-1              Class A-2            Certificates
            -----------------------------------------------------------------------------------------------------------------
            I     Current Factor --- 7/25/97                       0.8311004261            1.0000000000          1.0000000000
            ii    Principal Shortfall                                      0.00                    0.00                  0.00
            iii   Expected Balance                               209,437,307.37          161,439,000.00         14,996,000.00
                                                            -----------------------------------------------------------------
            iv    Balance                                        209,437,307.37          161,439,000.00         14,996,000.00
       E    Interest Shortfall                                             0.00                    0.00                  0.00
       F    Interest Carryover                                             0.00                    0.00                  0.00
            -----------------------------------------------------------------------------------------------------------------


       G    Reserve Account Balance                            $   5,751,733.01
       H    Pre-Funding Account Balance                        $   8,194,890.12
       I    Unpaid Servicing Fees from Prior Month(s)                      0.00
       J    Unpaid Administration fees from Prior Month(s)                 0.00


---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
VII.   Waterfall for Distributions
                                                                                                                    Remaining
                                                                                                                  Funds Balance
                                                                                                                  --------------
       A    Monthly Available Funds remaining from Prior Monthly Collection Periods                  $0.00                 $0.00

       B    Monthly Available Funds for Current Monthly Period                               $7,953,113.70         $7,953,113.70

       C    Draws from Reserve Fund                                                                  $0.00         $7,953,113.70

       D    Servicing Fees due for Current Monthly Period and unpaid from Prior Months         $390,155.34         $7,562,958.36

       E    Administration Fees due for Current Monthly Period and unpaid from
            Prior Months                                                                        $12,484.97         $7,550,473.39

       F    Noteholders' Interest Distribution Amount
            I                        Class A-1                                               $1,068,305.26         $6,482,168.13
            ii                       Class A-2                                                 $832,083.87         $5,650,084.26
                                                                                          ----------------
            iii                      Total Noteholders' Interest Distribution                $1,900,389.13

       G    Certificateholders' Interest Distribution Amount                                    $81,290.85         $5,568,793.41

       H    Monthly Available Funds Remaining                                                $5,568,793.41

--------------------------------------------------------------------------------------------------------------------------------

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VIII.  Distributions

       ------------------------------------------------------------------------------------------------------------------
  A    Distribution Amounts                                    Class A-1                Class A-2            Certificates
       I          Monthly Interest Due                       $1,068,305.26             $832,083.87            $81,290.85
       ii         Monthly Interest Paid                      $1,068,305.26             $832,083.87            $81,290.85
                                                       ------------------------------------------------------------------
                  Interest Shortfall                                 $0.00                   $0.00                 $0.00

       iii        Interest LIBOR Carryover Due                       $0.00                   $0.00                 $0.00
       iv         Interest LIBOR Carryover Paid                      $0.00                   $0.00                 $0.00
                                                       -----------------------------------------------------------------
                  Interest LIBOR Carryover                           $0.00                   $0.00                 $0.00

       v          Interest Carryover Shortfall Due                   $0.00                   $0.00                 $0.00
       vi         Interest Carryover Shortfall Paid                  $0.00                   $0.00                 $0.00
                                                       -----------------------------------------------------------------
                  Carryover Shortfall                                $0.00                   $0.00                 $0.00
       -----------------------------------------------------------------------------------------------------------------
       vii        Total Distribution Amount                  $1,068,305.26             $832,083.87            $81,290.85
       -----------------------------------------------------------------------------------------------------------------

  B    Total Interest Distribution                                                      $1,981,679.99
                                                                                ---------------------
  C    Total Cash Distributions-Notes and Certificates                                  $1,981,679.99

       ----------------------------------------------------------------------------------------------
  D    Note & Certificate Balances                                  8/26/97               7/25/97
       I          A-1 Note Balance                             $  209,437,307.37      $209,437,307.37
                  A-1 Note Pool Factor                              0.8311004261         0.8311004261

       ii         A-2 Note Balance                                161,439,000.00       161,439,000.00
                  A-2 Note Pool Factor                              1.0000000000         1.0000000000

       iii        Certificate Balance                              14,996,000.00        14,996,000.00
                  Certificate Pool Factor                           1.0000000000         1.0000000000

       ----------------------------------------------------------------------------------------------

  G    Reserve Account Reconciliation
       I          Beginning of Period Balance                                              $5,751,733.01
       ii         Draws for payment of:
                     Servicing Fees                                                                $0.00
                     Administration Fees                                                           $0.00
                     Noteholders' Interest Distribution Amount                                     $0.00
                     Certificateholders' Interest Distribution Amount                              $0.00
                     Noteholders' Principal Distribution Amount                                    $0.00
                     Certificateholders' Principal Distribution Amount                             $0.00
                                                                                  ----------------------
       iii        Total Reserve Account Balance Available                                  $5,751,733.01
       iv         Specified Reserve Account Balance                                        $5,666,715.19
       v          Ending Reserve Account Balance                                           $5,751,733.01

  H    Pre-Funding Account Reconciliation
       I          Balance as of prior Payment Date                                   $      8,194,890.12
       ii         Draw for Accrued Interest                                                  $520,673.00
       iii        Draw for Serial Loan Purchases prior to previous Payment Date                    $0.00
       iv         Draw for Serial Loan Purchases after previous Payment Date                       $0.00
                                                                                  ----------------------
       v          Current Pre-Funding Account Balance                                $      7,674,217.12

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